UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Wejo Group Limited
(Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice & Proxy Statement

Annual Meeting of Shareholders

June 15, 2022 • 10:00am ET

wejo

Timothy Lee, Chairman of the Board Please join us for our Annual Meeting of Shareholders June 15, 2022
Message from our Chairman of the Board

To My Fellow Shareholders:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Wejo Group Limited at 10:00 a.m. ET, on Wednesday, June 15, 2022. In order to ensure the greatest participation, and in light of the continuing impact of the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

All holders of shares of our outstanding common stock as of the close of business on April 19, 2022 are entitled to vote at the meeting. The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Chairman of the Board

2022 Proxy Statement

Notice of Annual General Meeting of
Shareholders and Proxy Statement

The Annual General Meeting of Shareholders (the “Annual Meeting”) of Wejo Group Limited, a company incorporated under the laws of Bermuda (the “Company”), will be held at 10:00 a.m. ET on Wednesday, June 15, 2022. In order to ensure the greatest participation, and in light of continuing effects of the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/WEJO2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

• To elect Lawrence D. Burns, Timothy Lee, and Ann M. Schwister as Class I Directors to serve until the 2025 Annual Meeting of Shareholders, and until their respective successors shall have been duly elected and qualified;
• To appoint Ernst & Young LLP as our auditor and independent registered public accounting firm to hold office until the close of our next annual general meeting and authorize the Board, acting by its Audit Committee, to determine the auditor’s fees and remuneration; and
• To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common shares as of the close of business on April 19, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such shareholders will be open to the examination of any shareholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Mina Bhama, our General Counsel and Company Secretary, at Mina.Bhama@wejo.com, stating the purpose of the request and providing proof of ownership of common shares. The list of these shareholders will also be available during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Mina Bhama General Counsel and Company Secretary Manchester, UK April 28, 2022

Date and Time Wednesday, June 15, 2022 10:00 a.m. ET
Where Via live webcast at www.virtualshareholdermeeting.com/ WEJO2022
Your vote is important
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting.
VOTE ONLINE You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card.
VOTE BY PHONE You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card.
VOTE BY MAIL You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

VOTE DURING THE MEETING
If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

2022 Proxy Statement

2022 Proxy Statement | i

SAFE HARBOR STATEMENT
This proxy statement contains statements that are based on current expectations, estimates, forecasts and projections about us, the industry in which we operate and other matters, as well as management’s beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement and these forward-looking statements reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. Forward- looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.
Forward-looking statements speak only as of the date they are made. These cautionary statements are being made pursuant to federal securities laws with the intention of obtaining the benefits of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Readers are cautioned against relying on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. The Company does not give any assurance that it will achieve its expectations.
The forward-looking statements contained in this proxy statement are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause such differences include, but are not limited to: the size, demands and growth potential of the markets for the Company’s products and services and the Company’s ability to serve those markets; the degree of market acceptance and adoption of the Company’s products and services; the Company’s ability to develop innovative products and services and compete with other companies engaged in the automotive technology industry; the Company’s ability to attract and retain customers; the Company’s ability to raise financing in the future; the Company’s success in retaining or recruiting officers, key employees or directors; the impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal law and data/privacy law in “internet of things” milieu; factors relating to the business, operations and financial performance of the Company and its subsidiaries; and the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission (“SEC”). You should carefully consider such risks and uncertainties as they identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this proxy statement might not occur. Furthermore, we cannot guarantee future results, events, levels of activity, performance or achievements
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Proxy Statement Summary

This summary highlights information about Wejo Group Limited (referred to in this Proxy Statement as “we,” “us,” “our,” “Wejo” or the “Company”), our Board of Directors (the “Board” or the “Board of Directors”) and our upcoming 2022 Annual General Meeting of Stockholders (the “Annual Meeting”) contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting. Our principal executive offices are located at Canon’s Court 22 Victoria Street, Hamilton H12, D0, HM12. This notice, proxy statement, and annual report are first being sent or given to shareholders on or about April 28, 2022.
Annual Meeting Information
Date and Time:	June 15, 2022 at 10 a.m. ET
Location:	Virtually online at the following website: www.virtualshareholdermeeting.com/WEJO2022
Record Date:	April 19, 2022
Voting Matters and Board Recommendations
The Board of Directors recommends that you vote as follows on each proposal:
Voting matter	Board Recommendation	Page Reference
Election of Three Class I Directors Nominated by the Board and Named in this Proxy Statement	FOR each director nominee	17
Appointment of Ernst & Young LLP as our auditor and independent registered public accounting firm to hold office until the close of our next annual general meeting and authorization of the Board, acting by its Audit Committee, to determine the auditor’s fees and remuneration.	FOR	35
Company Overview
Wejo is a global leader in cloud and software analytics for connected, electric, and autonomous vehicles, revolutionizing the way we live, work and travel by transforming and interpreting historic and real-time vehicle data. Wejo enables Smart Mobility for Good™ by organizing trillions of data points collected from approximately 16 million vehicles and 66.8 billion journeys to date, across multiple brands, makes and models, and then standardizing and enhancing those streams of data on a vast scale. Wejo partners with ethical, like-minded companies and organizations to turn that data into insights that unlock value for consumers. With the most comprehensive and trusted data, information and intelligence, Wejo is creating a smarter, safer, more sustainable world for all. Founded in 2014, Wejo employs more than 300 people and has offices in Manchester, UK and in regions where Wejo does business around the world.
2022 Proxy Statement | 1

Select Full-Year 2021 Financial and Business Highlights
We are extremely excited about our Company’s progress in 2021. In addition to completing our public listing, we added several OEMs and Tier 1 relationships, and developed platforms and applications that add significant value to our customers’ businesses. Our value proposition is resonating in the marketplace, driven by several recently launched ground-breaking services, including Wejo Neural Edge and an EV Infrastructure Operating System solution that will help accelerate EV adoption. We believe our performance in 2021 and our expected performance in 2022 positions us well to execute our long-term strategic plan in an expanding serviceable addressable market. All our business activities are focused around fulfilling our mission of transforming data from connected, electric, and autonomous vehicles into rich insights powered by our Smart Mobility for Good™ products and solutions.
The highlights of our full-year 2021 financial and operating performance, as compared to full-year 2020, are presented below:
•
Net Revenue increased 92% to $2.6 million, driven by a 29% increase in total monetizable vehicles on platform to over 16 million vehicles, combined with a 113% increase in customers. Much of the Company’s success was driven by the Traffic Management product line in Wejo Marketplace Data Solutions. In the fourth quarter, revenue growth was also supported by two significant Wejo Software and Cloud Solutions contracts awarded, with most of the revenue from those contracts expected to be recognized in future periods.

•
Net loss was $218 million, up 261% from 2020, reflecting higher expenses related to increased headcount, higher stock compensation expenses, increased cloud and development related expenses, increased marketing costs and public company costs, along with transaction expenses.

•	Adjusted EBITDA loss of $68 million, up 168% from 2020, resulting from higher spending on technology and product development, OEM onboarding, geographic expansion and public company requirements.*
•
Gross Bookings (new business, defined as the total value of new customer deals signed in the current period) increased 105% to $8.4 million, representing robust growth in new customers and growth in our base of recurring revenue for future periods.

•	Gross Billings (cash from contracts, defined as billed amounts to customers in the period) increased 66% to $6.3 million and demonstrates the growth in cash generated from customer activity.
•
Annual Recurring Revenue (“ARR”) as of the end of 2021 increased 73% to $4.5 million, reflecting the shift in focus to subscription models for the Company’s products, as well as the expansion of relationships with existing customers. We calculate ARR by taking the gross Monthly Recurring Revenue (“MRR”) for the last month of the reporting period and multiplying it by 12. MRR for each month is calculated by aggregating revenue from customers with contracts with more than 4 months in duration and includes recurring software licenses, data licenses, and subscription agreements.

•
Total Contract Value (“TCV”), defined as new and existing contracts signed to-date, increased 68% to $20.5 million through end of 2021 as Wejo launched new products, added more enterprise customers, and contracts signed in Software & Cloud Solutions. Some of our leading new customers include Microsoft, Parsons, ESRI, Geotab ITS, and Xouba.

•	Generated $0.75 Gross Bookings per vehicle, up 69% over 2020.

Information regarding how we calculate Adjusted EBITDA, and a reconciliation of that non-GAAP financial measure to the most directly comparable GAAP financial measure, net loss, is contained in the section of our 2021 Annual Report (as defined below) entitled “Key Factors Affecting Our Results of Operations.” Gross Bookings, Gross Billings, and TCV are not considered in conformity with GAAP. The Company
2 | 2022 Proxy Statement

and its management believe that these key metrics are useful to investors in measuring the comparable results of the Company period-over-period. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are helpful metrics to understand how the customer base is increasingly contracting on a recurring basis and are not intended to be replacements or forecasts of revenue.
2022 Proxy Statement | 3

Board of Directors
The following table provides summary information about our directors as of the date hereof. Additional information about each director’s background and experience can be found beginning on page 18.
				Committee Memberships (1)
Name	Primary of Former Occupation	Age	Independent	AC	CC	NCGC	RC
Richard Barlow	Chief Executive Officer and Co-Founder of the Company	43					M
Lawrence D. Burns	Retired Corporate Vice President of Research & Development and Planning of General Motors	70	M		M	M	C
Sam Hendel	Portfolio Manager at Kepos Capital	40	M	M	M		M
Timothy Lee	Retired Executive Vice President, General Motors Manufacturing and Chairman of General Motors China	71	M		C	M
Alan B. Masarek	Retired Chief Executive Officer and a member of the Board of Directors of Vonage	61	M	M		C
John T. Maxwell	Chief Financial Officer of the Company	57
Diarmid Ogilvy	Co-founder of the Company	52					M
Ann M. Schwister	Retired Vice President and CFO of Procter and Gamble, North America	54	M	C
(1)	AC = Audit Committee; CC = Compensation Committee; NCGC = Nominating and Corporate Governance Committee; RC = Risk Management, Security and Data Privacy Committee
C = Chair
M = Member
4 | 2022 Proxy Statement

Proxy Statement
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Wejo Group Limited of proxies to be voted at our Annual General Meeting of Shareholders to be held on Wednesday, June 15, 2022, at 10:00 a.m. ET (the “Annual Meeting”), and at any continuation, postponement, or adjournment of the Annual Meeting. In order to ensure the greatest participation, and in light of the continuing effects of the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/WEJO2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of our common shares, $0.001 par value per share, as of the close of business on April 19, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 94,666,196 common shares outstanding and entitled to vote at the Annual Meeting. Each common share is entitled to one vote on any matter presented to shareholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to shareholders for the year ended December 31, 2021 (the “2021 Annual Report”) will be released on or about April 28, 2022 to our shareholders on the Record Date.
In this proxy statement, “Wejo,” “Company,” “we,” “us,” and “our” refer to Wejo Group Limited and its direct and indirect subsidiaries.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 15, 2022
This Proxy Statement and our 2021 Annual Report to Shareholders are available at
http://www.proxyvote.com/
Proposals
At the Annual Meeting, our shareholders will be asked:
•
To elect Lawrence D. Burns, Timothy Lee, and Ann M. Schwister as Class I Directors to serve until the 2025 Annual Meeting of Shareholders, and until their respective successors shall have been duly elected and qualified;

•
To appoint Ernst & Young LLP (“E&Y”) as our auditor and independent registered public accounting firm to hold office until the close of our next annual general meeting and authorize the Board, acting by its Audit Committee, to determine the auditor’s fees and remuneration; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
The Board of Directors recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your common shares will be voted on your behalf as you direct. If not otherwise specified, the common shares represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•	FOR the election of Lawrence D. Burns, Timothy Lee, and Ann M. Schwister as Class I Directors; and
•
FOR the appointment of E&Y as our auditor and independent registered public accounting firm to hold office until the close of our next annual general meeting and authorization of the Board, acting by its Audit Committee, to determine the auditor’s fees and remuneration.

If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
2022 Proxy Statement | 5

Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because Wejo’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Wejo is making this proxy statement and its 2021 Annual Report available to its shareholders electronically via the Internet. On or about April 28, 2022, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report on Form 10-K and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.
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Questions and Answers About The 2022 Annual Meeting of Shareholders
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 19, 2022. You are entitled to vote at the Annual Meeting only if you were a shareholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding common share is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 94,666,196 common shares outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in "street name", and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common shares issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
As part of our effort to increase attendance and maintain a safe and healthy environment for our directors, members of management and shareholders who wish to attend the Annual Meeting, in light of the continuing effects of the COVID-19 pandemic, Wejo has decided to hold the Annual Meeting entirely online this year. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/WEJO2022. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You may also join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of shareholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. ET. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:55 a.m., ET, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by the Wejo Group Limited Amended and Restated Bye-laws (the “Bye-Laws”) to adjourn the meeting, without the vote of shareholders.
2022 Proxy Statement | 7

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Shareholders of Record. If you are a shareholder of record, you may vote:
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•
Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m., ET, on June 14, 2022. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered shareholder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Company Secretary of Wejo prior to or at the Annual Meeting; or
•	by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that will be counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
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What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 1 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
As part of our effort to ensure the greatest participation and maintain a safe and healthy environment for our directors, members of management and shareholders who wish to attend the Annual Meeting, in light of the continuing effects of the COVID-19 pandemic, we believe that hosting a virtual meeting this year is in the best interest of the Company and its shareholders. A virtual meeting also enables increased shareholder attendance and participation because shareholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/WEJO2022. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/WEJO2022.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only shareholders that have accessed the Annual Meeting as a shareholder by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Substantially similar questions will be answered only once due to time constraints.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Appointment of Auditor and Independent Registered Public Accounting Firm and Authorization of the Board, acting by its Audit Committee, to Determine the Auditor’s Fees and Remuneration	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
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What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of E&Y as our independent registered public accounting firm, represents a shareholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of E&Y and authorization of their fees and remuneration.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the appointment of E&Y as our auditor and independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.
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Corporate Governance
General
Our Board of Directors has adopted Corporate Governance Guidelines (the “Guidelines”), a Code of Conduct and Business Ethics (the “Code of Conduct”), and charters for our Nominating and Corporate Governance Committee (the “Nominating Committee”), Audit Committee, Compensation Committee and Risk Management, Security and Data Privacy Committee (the “Risk Committee”) to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters and our Code of Conduct in the “Governance” section of our investor relations page of our website located at wejo.com/investors/investor-relations, or by emailing investor.relations@wejo.com.
Board Composition
Our Board of Directors currently consists of eight members: Timothy Lee, Richard Barlow, Lawrence D. Burns, Sam Hendel, Alan B. Masarek, John T. Maxwell, Diarmid Ogilvy, and Ann M. Schwister. Our Board of Directors is currently divided into three classes each with staggered, three-year terms. At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Bye-laws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding common shares entitled to vote in the election of directors.
Director Independence
As required by the rules of The Nasdaq Stock Market LLC (“NASDAQ”), a majority of the directors on the Company’s Board are independent. An “independent director” is generally defined under applicable NASDAQ rules as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Our board has determined that each of Mr. Hendel, Mr. Lee, Mr. Masarek, Dr. Burns and Ms. Schwister is an “independent director” under applicable SEC and NASDAQ rules for purposes of serving on the Board and each committee on which they serve, as applicable. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and relationships as they may relate to us and our management. In determining independence, the Board considered all relationships that might bear on our directors’ independence from Wejo. The Board determined that Diarmid Ogilvy is not independent because he controls Fleury Capital Ltd., a company previously party to a Consultancy Agreement with Wejo.
All of our audit committee members also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and the listing standards of NASDAQ.
Director Candidates
The Nominating Committee is responsible for periodically reviewing with the Board the appropriate criteria that directors are required to fulfill (including experience, qualifications, attributes, skills and other characteristics) in the context of the current make-up of the Board and the needs of the Board given the circumstances of the Company. In identifying and screening director candidates, the Nominating Committee considers whether the candidates fulfill the criteria for directors approved by the Board, including integrity, objectivity, independence, sound judgment, leadership, courage and diversity of experience (for example, in relation to finance and accounting, strategy, risk management, technical expertise, policy-making, etc.). In addition, the Company recognizes and embraces the benefits of having a diverse Board. In evaluating the Board’s composition, the Nominating Committee will consider diversity among other relevant considerations, including, but not limited to, diversity of gender, age, race, ethnicity, cultural and educational background, professional experience, skills, knowledge and length of service.
The Nominating Committee values the input of shareholders in identifying director candidates. The Nominating Committee considers recommendations for Board candidates submitted by shareholders using substantially the same criteria it applies to recommendations from the Committee, directors and members of management. Shareholders may submit recommendations by providing the person’s name and appropriate background and biographical information in writing to the Nominating Committee by email at GeneralCounsel@wejo.com or by mail at c/o General Counsel & Company Secretary, ABC Building, 21-23 Quay St, Manchester, M3 4AE.
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Communications from Interested Parties
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit, Nominating, Compensation and Risk Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Company Secretary of Wejo Group Limited, c/o Company Secretary, Wejo Group Limited, ABC Building, 21-23 Quay St, Manchester M3 4AE, who will forward such communications to the appropriate party. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Board Leadership Structure
The Board does not have a fixed policy regarding the separation of the offices of Chair of the Board and CEO, and believes that it should maintain the flexibility to select the Chair of the Board and its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its shareholders. The Board believes that our current structure allows our CEO to focus on managing the Company, while leveraging our independent Chairman’s experience to drive accountability at the Board level. The Board periodically reviews its leadership structure to determine whether it continues to best serve Wejo and its shareholders.
Role in Risk Oversight
The Board oversees risk management related to us and our business. The Board accomplishes this oversight both directly and through its Audit and Risk Committees, which assists the Board in overseeing a part of our overall risk management and regularly reports to the Board. The Audit Committee periodically reviews our accounting, reporting and financial practices, including the integrity of our financial statements, the oversight of administrative and financial controls, our compliance with legal and regulatory requirements, cybersecurity, our procedures for treatment of complaints regarding internal accounting controls or auditing matters, and our policies with respect to risk assessment and risk management. Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses significant areas of our business and related risks and summarizes for the Board areas of risk and any mitigating factors. The Risk Committee oversees our risk management process, focusing on our general risk management strategy, our implementation of risk mitigation strategies by management to ensure that we are taking the appropriate measures to achieve prudent balance between risk and reward in both ongoing and new business activities, monitors the effectiveness of the privacy, security and risk management framework, and reviews on a regular basis the business continuity plan.
Executive Sessions of Non-Management Directors
As provided in the Guidelines, the non-management directors meet, without management directors or management present on a regularly scheduled basis. The Company holds an executive session including only independent directors at least once per year.
Code of Conduct
We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We have posted a current copy of the Code of Conduct on our investor relations website, wejo.com/investors, in the “Governance” section. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the Code of Conduct.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as puts, calls, prepaid variable forward contracts, equity swaps, collars, and exchange funds, and other financial instruments that are designed to or have the effect of hedging or offsetting any decrease in the market value Company’s equity securities.
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Attendance by Members of the Board of Directors at Meetings
There were 13 meetings of the Board of Directors of Wejo Limited (“Legacy Wejo”), the predecessor to our publicly traded parent company, Wejo Group Limited, during the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
There were two meetings of the Board of Directors of Wejo Group Limited during the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Guidelines, a director is expected to regularly attend, and prepare for, meetings of the Board and its committees including advance review of circulated materials, and active participation in Board and committee discussions. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, we encourage our directors to attend the Annual Meeting.
Our Commitment to Environmental, Social and Governance Issues
Since our founding, Wejo has focused on transforming the world through Smart Mobility for Good™. This mantra has captured our Company’s values; it is our belief that connected vehicle data will reduce emissions, make roads safer, and create positive driver experiences. In addition, the Company strives to partner with ethical, socially responsible, like-minded companies to turn that data into insights that unlock value for consumers. We have operated our business with a clear set of guiding principles that have shaped every aspect of our growth strategy, including a commitment to diversity and equality; treating every customer and employee with the fairness and respect they deserve; recognizing the importance of data security, privacy, and compliance; and a requirement for the overall sustainability of our business.
Since we became publicly listed on the NASDAQ in November 2021, we have increasingly focused on environmental, social and governance (“ESG”) issues and sought to identify even more ways we can weave ESG into the fabric of Wejo’s culture. In just the past few months, we have begun to formulate our ESG strategy through the following activities, among others:
•	forming an internal steering committee consisting of employees in our Finance, Human Resources, Investor Relations, Legal, and Strategy departments to guide Wejo’s ESG strategy;
•	engaging with an external consultant to provide guidance on Wejo’s ESG strategy;
•	formalizing ESG oversight with our Nominating and Corporate Governance Committee at the Board level and presenting ideas around our potential ESG strategy to the Committee;
•	conducting research to determine how similarly situated peer companies incorporate ESG strategy into their business operations;
•	performing a materiality assessment based on NASDAQ and Sustainalytics guidance;
•	selecting the Sustainability Accounting Standards Board (“SASB”) framework as the blueprint to develop our ESG program and further refine our ESG strategy
•	performing a risk assessment based on SASB standards;
•	beginning to gather data regarding Wejo’s carbon footprint; and
•	incorporating ESG into our employees’ objectives and key results, or “OKRs,” which form an important component of Wejo’s annual incentive compensation program for our executives and other employees.
We are very pleased to share these important first few steps to fully forming our ESG strategy and incorporating ESG further into Wejo’s business operations, compensation programs, and, most importantly, our culture and values. We believe we have already made great strides to integrate ESG deeper in our policies and practices. We are working very hard in the hopes of taking an even bigger step forward in 2022.
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Committees of The Board
Our Board has established four standing committees — Audit, Compensation, Nominating and Corporate Governance, Risk Management, Security and Data Privacy — each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.
Name	Audit	Compensation	Nominating and Corporate Governance	Risk Management, Security and Data Privacy
Richard Barlow				M
Lawrence D. Burns		M	M	C
Alan B. Masarek	M		C
John T. Maxwell
Timothy Lee		C	M
Diarmid Ogilvy				M
Sam Hendel	M	M		M
Ann M. Schwister	C
C = Chair
M = Member
Audit Committee
Our Audit Committee’s responsibilities include, among other things:
•	appointing, compensating, retaining, evaluating, replacing and overseeing our independent registered public accounting firm;
•	assessing our independent registered public accounting firm’s independence from management;
•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	coordinating with the Risk Committee to consider risks or exposure, including relating to cybersecurity;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•	reviewing related person transactions; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The Board appointed Sam Hendel, Alan B. Masarek, and Ann M. Schwister to serve on the Audit Committee, with Ann M. Schwister serving as its Chair. Each of the members of our Audit Committee meets the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the NASDAQ rules. Each member of our Audit Committee also meets the financial literacy requirements of NASDAQ listing standards. Each member of our Audit Committee has the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC. Our Board adopted a written charter for the Audit Committee, which is available on our corporate website at www.wejo.com. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
The Audit Committee of the Company met five times in 2021 and the Audit Committee of Legacy Wejo met six times during 2021.
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Compensation Committee
Our Compensation Committee is responsible for assisting the Board in overseeing the Company’s employee compensation policies and practices, including evaluating, recommending and approving executive officer compensation arrangements, plans, policies and programs and administering Company-wide and executive bonuses plans or programs and equity-based compensation plans. In fulfilling its purpose, our Compensation Committee has the following principal duties:
•	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of our Chief Executive Officer and other executive officers;
•	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs;
•	reviewing and approving all employment agreements and severance arrangements for our executive officers, including our Chief Executive Officer and Chief Financial Officer;
•	reviewing the Company’s compensation programs and approving any appropriate modifications or new plans, programs or policies;
•
administering the Company’s equity and non-equity based compensation plans for employees of the Company as provided by the terms of such plans, including authorizing all awards made pursuant to such plans;

•	overseeing the adoption and administration of any employee retirement plan, and other material employee benefit plan, and any material modification of any such plans;
•	making recommendations to our Board regarding the compensation of non-executive directors;
•
reviewing the Company’s human capital management strategies, initiatives and programs with respect to the Company’s culture, talent recruitment, development, succession, and retention, employee engagement, and diversity and inclusion; and

•	retaining and overseeing any compensation consultants.
The Board appointed Lawrence D. Burns, Timothy Lee, and Sam Hendel to serve on the Compensation Committee, with Timothy Lee serving as its Chair. Each of our Compensation Committee members meets the definition of “independent director” for purposes of serving on the compensation committee under the NASDAQ rules, including the heightened independence standards for members of a compensation committee. Our Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.wejo.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this proxy statement.
The Compensation Committee of the Company met one time in 2021 and the equivalent of a compensation committee of Legacy Wejo met twice during 2021.
Our Compensation Committee has the authority to obtain advice and assistance from advisors and to determine their fees and terms of engagement. In 2021, the Compensation Committee engaged Willis Towers Watson (“WTW”) as its independent compensation consultant. WTW provided advice to the Compensation Committee on our compensation program for executive officers and incentive programs for eligible employees. In 2021, WTW provided $241,336.52 in services to the Compensation Committee.
Each year, the Compensation Committee evaluates the independence and quality of the services provided by its independent compensation consultant. In reviewing WTW’s engagement for 2021, the Compensation Committee considered the factors set forth in the applicable SEC rules and determined that WTW was independent and that there were no conflicts of interest with respect to WTW’s work for the committee.
Nominating and Corporate Governance Committee
Our Nominating Committee’s responsibilities include:
•	identifying, screening and recommending to our Board director candidates for election or re-election consistent with criteria approved by the Board;
•	overseeing succession planning for members of our Board of Directors;
•	periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;
•	reviewing periodically the committee structure of the Board and recommend to the Board for approval the appointment of directors to Board committees and assignment of committee chairs;
•	overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees; and
•	developing and recommending to our Board of Directors a set of corporate governance guidelines.
The Board appointed Lawrence D. Burns, Timothy Lee and Alan B. Masarek to serve on the Nominating Committee, with Alan B. Masarek serving as its Chair, each of whom meets the definition of “independent director” under the NASDAQ rules.
Our Board adopted a written charter for the Nominating Committee, which is available on our corporate website at www.wejo.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this proxy statement.
The Nominating Committee did not meet in 2021.
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Risk Management, Security and Data Privacy Committee
•	Our Risk Committee’s responsibilities include:
•	Overseeing our risk management process, focusing on our general risk management strategy;
•
Overseeing the implementation of risk mitigation strategies by management to ensure that the Company is taking the appropriate measures to achieve prudent balance between risk and reward in both ongoing and new business activities;

•	Monitoring the effectiveness of the privacy, security and risk management framework;
•	Reviewing the business continuity plan;
•
Coordinating its activities with the audit committee in instances where there is any overlap with audit activities including reviewing results of audits regarding information technology and information security issues; and

•	Discussing our policies with respect to risk assessment and risk management with management.
The Board appointed Richard Barlow, Lawrence D. Burns, Sam Hendel and Diarmid Ogilvy to serve on the Risk Management, Security and Data Privacy Committee, with Lawrence D. Burns serving as its Chair. Our Board of Directors adopted a written charter for the data privacy, security and risk management committee, which is available on our corporate website at www.wejo.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this proxy statement.
The Risk Committee did not meet in 2021.
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Proposal 1: Election Of Directors
We currently have eight directors on our Board. At the Annual Meeting, three Class I Directors, Lawrence D. Burns, Timothy Lee and Ann M. Schwister, are to be elected to hold office until the Annual General Meeting of Shareholders to be held in 2025 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
Our Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual general meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual general meeting following election. The current class structure is as follows: Class I, whose term currently expires at the 2022 Annual Meeting of Shareholders and whose subsequent term will expire at the 2025 Annual General Meeting of Shareholders; Class II, whose term will expire at the 2023 Annual General Meeting of Shareholders and whose subsequent term will expire at the 2026 Annual General Meeting of Shareholders; and Class III, whose term will expire at the 2024 Annual General Meeting of Shareholders and whose subsequent term will expire at the 2027 Annual General Meeting of Shareholders. The current Class I Directors are Lawrence D. Burns, Timothy Lee and Ann M. Schwister; the current Class II Directors are Diarmid Ogilvy, John T. Maxwell and Alan B. Masarek; and the current Class III Directors are Richard Barlow and Sam Hendel.
Our Bye-Laws provide that the number of directors shall be not less than three and not more than eleven or such number in excess thereof as the Board of Directors by resolution may from time to time determine. The resolution appointing any director must designate the director as a class I, class II or class III director. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the then issued and outstanding shares carrying the right to vote at general meetings at the relevant time, voting in person or by proxy at such special general meeting.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the common shares represented thereby for the election as a Class I Director of the person whose name and biography appears below. In the event that any of Dr. Burns, Mr. Lee or Ms. Schwister should become unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of Dr. Burns, Mr. Lee or Ms. Schwister will be unable to serve if elected. Each of Dr. Burns, Mr. Lee or Ms. Schwister has consented to being named in this proxy statement and to serve if elected.
Vote required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the election of each of the below Class I Director nominees.
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Nominees For Class I Director (terms to expire at the 2025 Annual Meeting)
The principal occupations and business experience, for at least the past five years, of each Class I Director nominee for election at the 2022 Annual Meeting are as follows:
Lawrence D. Burns
Director Age 70 Director since: 2021 Committees: • Risk Committee (Chair) • Compensation Committee • Nominating Committee Other Current Public Directorship: • N/A
Career Highlights
Lawrence D. Burns joined our Board in connection with the closing of the Business Combination in November 2021 and currently serves as Chair of our Risk Committee and as a member of our Compensation and Nominating Committees. Dr. Burns has over 30 years of leadership experience in the automotive industry. Dr. Burns served as the Corporate Vice President of Research & Development and Planning of General Motors Company (“General Motors”) from 1998 to 2009 where he was responsible for advanced technology development, product portfolio planning, and capacity and strategic planning. He had previously held various leadership positions from 1988 to 1997 at General Motors, including industrial engineering, quality, production control, product/manufacturing/business planning, and product program management. In 2009, Dr. Burns founded the consulting, professional speaking and writing firm, “and, et al LLC,” where he has served as a consultant to Waymo (f/k/a Google Self-Driving Cars) from 2010 to 2021, Hess Corporation from 2009 to 2014, Goodyear Tire and Rubber Company from 2019 to 2021, Allstate from 2013 to 2016, and IHS Markit Ltd. from 2016 to 2017. Dr. Burns taught Engineering Practice at the University of Michigan from 2010 to 2015 and led the Program for Sustainable Mobility at Columbia University from 2010 to 2013. Dr. Burns is currently on the Advisory Boards of Kitson & Partners, a real estate developer, and Nanoramic Laboratories, a nano-carbon technology company, and the Board of Directors of Niron Magnetics. He is an Executive Advisor at Neural Propulsion Systems. He served on the Peloton Technology Inc. Board of Directors from 2016 – 2020 and as the Vice Chairman of Board of Directors of MRIGlobal from 2010 – 2013. Dr. Burns received a B.S. in Mechanical Engineering from General Motors Institute (now Kettering University), M.S. in Engineering/Public Policy from the University of Michigan, and Ph.D. in Civil Engineering from the University of California, Berkley.
Qualifications
We believe Dr. Burns’ extensive experience in automotive innovation, R&D, executive leadership and strategic planning qualify him to serve as a director of Wejo Group Limited.

Timothy Lee
Chairman of the Board Age 71 Director since: 2021 Committees: • Compensation Committee (Chair) • Nominating Committee Other Current Public Directorship: • N/A
Career Highlights
Timothy Lee, Chairman of the Board of Directors, has served as the Chairman of our Board of Directors since the closing of the Business Combination in November 2021 and previously as the Chairman of the Board of our predecessor, Wejo Limited, since 2017. Mr. Lee currently serves as Chair of our Compensation Committee and as a member of our Nominating Committee. Mr. Lee spent 45 years working at General Motors in international operations, manufacturing and engineering where he served as Executive Vice President, General Motors Manufacturing and Chairman of General Motors China until his retirement in 2014. Mr. Lee is a manager, member and holder of approximately 30% of the equity interests of Hawksbill Group, a firm he co-founded in August 2015, that provides strategic advice to executives. Mr. Lee also works with private equity groups Ontario Teachers’ Pension Plan and Atlas Holdings. Mr. Lee currently serves as the Chairman of the Board of private company Motus Integrated Technologies, an Atlas company. He is also a member of the Board of Directors of East Penn Manufacturing, a privately held company and the leading producer of lead-acid batteries in the United States. Mr. Lee received a BA from the General Motors Institute (now Kettering University) and an MS from Purdue University.
Qualifications
We believe Mr. Lee’s extensive experience as an executive, his experience in operations, and prior experience as a director of Wejo Limited qualify him to serve as a director of Wejo Group Limited.

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Ann M. Schwister
Director Age 54 Director since: 2021 Committees: • Audit Committee (Chair) Other Current Public Directorship: • PARTS iD, Inc.
Career Highlights
Ann M. Schwister joined our Board in connection with the closing of the Business Combination in November 2021 and currently serves as Chair of our Audit Committee. Ms. Schwister has 29 years of domestic and international operational experience at Procter and Gamble. From January 2014 until June 2018, she served as Vice President and CFO of North America, Procter and Gamble largest region. Previously, she served as VP and CFO of Greater China and VP and CFO of Global Oral Care for Procter and Gamble. Since retiring, Ms. Schwister has been a strategic advisor working with several organizations, including social enterprises and a small family-owned business. Ms. Schwister is on the board of PARTS iD, Inc. (NYSE American: ID), serving as Chair of the Audit Committee and a member of the Governance Committee. She also serves on the board of the Haskell Company, a private architecture, engineering and construction company. Additionally, Ms. Schwister is on the Executive Committee and board of the Greater Cincinnati Foundation where she chaired the Finance and Audit Committee for six years. Finally, she has served on the CFO Committee of the Grocery Manufacturers Association and the Wisconsin School of Business Dean’s Advisory Board. In these roles, Ms. Schwister has amassed significant experience regarding Global P&L responsibilities, gained a deep understanding of consumers and digital and traditional retail environments, and gained experience with respect to small businesses. She has a BBA degree in Finance with a specialization in International Business from the University of Wisconsin-Madison.
Qualifications
We believe Ms. Schwister’s extensive experience in operations management, public company experience, finance and accounting, and executive leadership qualify her to serve as a director of Wejo Group Limited.

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Continuing Members of the Board of Directors:
Class II Directors (terms to expire at the 2023 Annual Meeting)
The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:
Alan B. Masarek
Director Age 60 Director since: 2021 Committees: • Nominating Committee (Chair) • Audit Committee Other Current Public Directorship: • N/A
Career Highlights
Alan B. Masarek joined our Board in connection with the closing of the Business Combination in November 2021 and currently serves as Chair of our Nominating Committee and as a member of our Audit Committee. Mr. Masarek has over 25 years of experience in communications, information technology and business services companies. Most recently, he was Chief Executive Officer and a member of the Board of Directors of Vonage (NASDAQ: VG) from November 2014 to June 30, 2020. Mr. Masarek came to Vonage from Google, Inc., where he was Director, Chrome & Apps from June 2012 until October 2014, following the acquisition of his prior company, Quickoffice, Inc. Mr. Masarek was Co-founder of Quickoffice, Inc. and its CEO from July 2007 to June 2012. Mr. Masarek earned his M.B.A., with Distinction, from Harvard Business School and his B.B.A., Magna Cum Laude, from the University of Georgia.
Qualifications
We believe Mr. Masarek’s extensive experience in financial services and executive leadership qualify him to serve as a director of Wejo Group Limited.

John T. Maxwell
Chief Financial Officer and Director Age 57 Director since: 2021 Committees: • N/A Other Current Public Directorship: • N/A
Career Highlights
John T. Maxwell, has served as the Chief Financial Officer and Director of the Company since the closing of the Business Combination in November 2021 and previously in the same positions of our predecessor, Wejo Limited since March 16, 2021. Mr. Maxwell has more than 30 years of experience driving financial growth, including in the technology and telecommunications industries. From January 2017 to December 2020, Mr. Maxwell served as Chief Financial Officer of Aquestive Therapeutics, a specialty pharmaceutical company with a focus on epilepsy and allergy treatments. Mr. Maxwell prepared the company for its IPO, raising $115 million of new equity capital in its 2018 IPO and 2019 follow-on offering. Mr. Maxwell also led a $100 million debt recapitalization and $125 million royalty monetization transaction at Aquestive. Prior to his role at Aquestive, from September 2000 to August 2006, Mr. Maxwell served as SVP of Finance and Administration at PanAmSat, which he helped take private, and subsequently brought public in 2005. Previously, Mr. Maxwell served as Chief Financial Officer at WIL Research. Mr. Maxwell started his career at Ernst & Young, and held various senior financial roles at General Signal, ADP, INFONXX and Plainfield Asset Management. Mr. Maxwell is a Certified Public Accountant. Mr. Maxwell earned his MBA in Finance and International Business, from NYU’s Stern School of Business and received his BBA in Accounting from Texas Tech University. Mr. Maxwell is a Certified Public Accountant.
Qualifications
We believe Mr. Maxwell’s extensive experience as an executive, his experience in financial leadership and prior experience as a director of Wejo Limited qualify him to serve as a director of Wejo Group Limited.

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Diarmid Ogilvy
Director Age 52 Director since: 2021 Committees: • Risk Committee Other Current Public Directorship: • N/A
Career Highlights
Diarmid Ogilvy has been a Director and member of our Risk Committee since the closing of the Business Combination in November 2021. Mr. Ogilvy has been involved with Wejo since January 2014, when he became Co-Founder and a seed investor of Wejo Limited, and he served as a non-executive Director of Wejo Limited since that time. Together with Richard Barlow, he has developed the investment strategy and helped raise the significant amount of capital invested in Wejo to date. Mr. Ogilvy has over 28 years’ investment experience in both the public and private equity markets. After beginning his career as an equity analyst at S.G Warburg, he became a founding member of the CROCI® Valuation Group at Deutsche Bank. This group developed a systematic proprietary equity valuation methodology based on the Cash Returns on Capital Invested of companies. Since 2007, Mr. Ogilvy has led a number of private equity investments into fast growing companies across a variety of sectors, including Wejo. In 2014, he became a seed investor in Grind - a fast-growing, specialist coffee brand - and served as Chairman from 2014 through August 2021. In addition, alongside the chief architects of CROCI®, Mr. Ogilvy is a Co-Founding Shareholder of ValuAnalysis, an independent investment boutique focusing on public equities and specializing in valuation. Mr. Ogilvy serves as a Stakeholder Governor of University College London Hospitals (one of the largest National Health Service Trusts in the UK), where he chairs the Nomination, Appointments & Remuneration Committee. He is also a Trustee and Vice Chair of The National Brain Appeal, a charity which supports the work of The National Hospital for Neurology & Neurosurgery, a University College London Hospital. Mr. Ogilvy holds a BA cum laude from Princeton University and an MBA from INSEAD.
Qualifications
We believe Mr. Ogilvy’s extensive experience in financial services and his prior experience as a director of Wejo Limited qualify him to serve as a director of Wejo Group Limited.

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Class III Directors (terms to expire at the 2024 Annual Meeting)
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:
Richard Barlow
Chief Executive Officer and Director Age 43 Director since: 2021 Committees: • Risk Committee Other Current Public Directorship: • N/A
Career Highlights
Richard Barlow serves as the Chief Executive Officer and as Director since the closing of the Business Combination. He is responsible for strategic direction and managing all aspects of the business. Mr. Barlow founded Wejo in 2014, having founded, scaled and exited a highly profitable fintech data platform out of the UK. Realizing that the connected data technology in motor racing — one of his passions — would transition to mainstream automotive in the future, Mr. Barlow created Wejo and the mantra of “Data For Good™” — transforming connected vehicle data into mobility intelligence solutions that revolutionize the way we live, work and travel. Mr. Barlow has led Wejo from the front since the company’s inception, creating the automotive industry’s standardized data and communication stack for all types of connected vehicles.
Qualifications
We believe Mr. Barlow’s extensive experience as an executive, his experience in data exchange and prior experience as a director of Wejo Limited qualify him to serve as a director of Wejo Group Limited.

Sam Hendel
Director Age 40 Director since: 2021 Committees: • Audit Committee • Compensation Committee • Risk Committee Other Current Public Directorship: • N/A
Career Highlights
Sam Hendel joined our Board in connection with the closing of the Business Combination in November 2021 and currently serves on our Audit, Compensation and Risk Committees. Mr. Hendel is a Co-Founder of Dataminr, the leading company for event and risk detection, which he began with two of his former Yale classmates in 2009. Mr. Hendel partnered with KKR to purchase KMR Music Royalties II, a unique catalogue of 62,000 music copyrights, from Kobalt Capital for $1.1 billion. Mr. Hendel currently serves as a founding board member of the new joint venture, Chord Music Partners. In addition, Mr. Hendel has 18 years of experience in the investment management industry and currently serves as Portfolio Manager at Kepos Capital where he is responsible for portfolio management, marketing, and business development. Prior to Kepos Capital, he served as Portfolio Manager and President of Easterly Investment Partners, the $4 billion AUM value manager. Prior to Joining Easterly, Mr. Hendel was Co-Portfolio Manager for risk arbitrage and event-driven strategies at Satellite Asset Management from 2006 to 2009. That position followed 3 years at UBS, from 2003 to 2006, where Mr. Hendel was an Associate Director, serving in both the portfolio trading and proprietary trading groups. In his personal capacity, Mr. Hendel is an Associate Fellow of Davenport College at Yale University in addition to being Co-Founder of Accelerate Yale, an alumni shared interest group focused on promoting entrepreneurship at Yale. Mr. Hendel has additional board experience, serving as the Chairman of OkayMedia, which includes OkayPlayer, a music and lifestyle website founded in 1999 by Ahmir (Questlove) Thompson of the hip hop band The Roots, and OkayAfrica, the leading digital media company focused on African culture. He also served on the board of Virtuoso from January 2021 through the closing of the Business Combination, where he also served as a member of the Audit and Compensation Committees. Mr. Hendel also serves on the board of ImpaCT, a Connecticut-based charity focused on providing support to underprivileged youth in the local community alongside his wife. Mr. Hendel received a B.A. from Yale University.
Qualifications
We believe Mr. Hendel’s extensive experience in investment management, executive leadership, and M&A qualify him to serve as a director of Wejo Group Limited.

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Executive Officers
The following table identifies our current executive officers:
Name	Age	Position
Richard Barlow	43	Chief Executive Officer and Director
John T. Maxwell	57	Chief Financial Officer and Director
Mina Bhama	43	General Counsel and Company Secretary
Benoit Joly	49	Chief Commercial Officer
Sarah J. Larner	41	Executive Vice President of Strategy and Innovation
Den Power	58	Chief People Officer
Richard Barlow
See biography on page 22 of this proxy statement.
John T. Maxwell
See biography on page 20 of this proxy statement.
Mina Bhama
General Counsel and Company Secretary Age 43
Career Highlights
Mina Bhama, General Counsel and Company Secretary, has served as our General Counsel since the closing of the Business Combination and previously for our predecessor, Wejo Limited since February 2018, and as the Company Secretary since January 2019. Ms. Bhama is responsible for managing the legal function and advising the Company and Board of Directors on the Company’s legal, regulatory and governance matters. Prior to these roles, Ms. Bhama served as legal consultant to Legacy Wejo from November 2016 to January 2018. Ms. Bhama comes to Wejo with a strong background in corporate commercial and M&A and corporate governance having previously served as General Counsel and Company Secretary for Conviviality Plc, from January 2015 to October 2016, where she advised the Board of Directors, was a member of the executive team driving strategic direction, managed filings and led the corporate legal M&A activities, including a reverse takeover. She also served as a senior legal advisor at Moneysupermarket.com Group Plc and a legal advisor at Innospec Inc. Ms. Bhama was admitted as a solicitor by the Solicitors Regulation Authority in 2003. Ms. Bhama has an LLB (Hons) from Staffordshire University, postgraduate diploma in Legal Practice from the College of Law, Chester, is admitted as a solicitor by the Solicitors Regulation Authority in 2003, and is an Associate Chartered Company Secretary graduating from the Institute of Chartered Secretaries and Administrators (ICSA).

Benoit Joly
Chief Commercial Officer Age 49
Career Highlights
Benoit Joly, Chief Commercial Officer, has served in that role since December 1, 2021, having previously served as our SVP of Automotive since May 2021. Mr. Joly is charged with developing business with automotive and mobility players and ensuring Wejo delivers insights and services that maximize the business value they can generate from their connected vehicle and business data. Building on over 25 years’ experience in the telecom, tech and automotive industries, Mr. Joly started his career by developing MCI WorldCom network solutions before joining Technicolor in 2002 to cover the go-to-market of the world’s leading voice and video over IP solution at that time. Appointed SVP of Technicolor Marketing in 2010, Mr. Joly supervised overall group marketing and managed the Connected Home Division’s marketing plan for six years. In 2015, he received a CES Innovation Award for an innovative Digital Life solution that addresses the Internet of Things opportunity. Between 2016 and 2021, Mr. Joly headed the Services business unit for Renault Group, developing the company strategy, portfolio, and business for both traditional & connected services, in strong coordination with the Renault-Nissan Alliance in which he contributed to the Alliance Ventures investment fund. Mr. Joly has a Master’s Degree in Network and IT Engineering from E.S.I.E.E and a MBA from E.S.S.E.C, where he majored in Strategy and Marketing.

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Sarah J. Larner
Executive Vice President of Strategy and Innovation Age 41
Career Highlights
Sarah J. Larner has served as our Executive Vice President of Strategy and Innovation since the closing of the Business Combination and previously for our predecessor, Wejo Limited since June 2021, and is responsible for the formulation and management of the strategic initiatives at Wejo. Ms. Larner had been at our predecessor, Wejo Limited since 2015, playing an integral role in the organization’s growth and success serving as Executive Vice President, Sales and Partnership, from March 2020 to June 2021, Executive Vice President, Partnerships, from July 2019 to March 2020, and Head of Sales, from April 2015 to July 2019. Previously, as EVP for Sales & Partnerships at Wejo, Ms. Larner gained a deep understanding of the connected vehicle landscape across automotive and the marketplace. Ms. Larner brings relevant experience to her role at Wejo, previously managing strategic partnerships across motor and home insurance channels for Moneysupermarket.com Group Plc where she was responsible for maximizing channel revenue. She also spent time as a sales executive at Merrill Lynch where she focused on uncovering financial services opportunities in both emerging and established markets.

Den Power
Chief People Officer Age 58
Career Highlights
Den Power has served as our Chief People Officer since the closing of the Business Combination and previously for our predecessor, Wejo Limited since July 2019, managing the human resources function for the business which includes establishing organizational design principals, determining reward and recognition mechanisms, and growing and attracting talent. Before Wejo, from December 2018 to May 2020, Ms. Power was a management consultant at Project 55 Ltd., a human resources consulting services organization. Ms. Power has been instrumental in transformational change programs across many companies, including Shop Direct Group, MBNA, Jack Wills, Ted Baker, King Fisher and B&Q, reporting directly into the board. Her past work also includes Human Resource Director at LeadX as well as consulting across many sectors including travel, utilities and nuclear. Ms. Power attended the University of Manchester where she received her BA in Humanities. Ms. Power also holds the CIPD qualification as a chartered HR professional.

24 | 2022 Proxy Statement

Executive Compensation
Emerging Growth Company Status
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. As a result, we are permitted to and rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for only our principal executive officer and our two next most highly compensated executive officers serving at fiscal year-end and have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards Table set forth below. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our shareholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2021, our “named executive officers” (collectively, the “NEOs”) and their positions were as follows:
Richard Barlow, Chief Executive Officer
John T. Maxwell, Chief Financial Officer
Sarah J. Larner, Executive Vice President of Strategy and Innovation
Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2021 and December 31, 2020. Amounts for 2020 paid in pounds sterling have been converted to U.S. dollars based on an average annual exchange rate for 2020 of $1.2839 to 1-pound sterling. Amounts for 2021 paid in pounds sterling have been converted to U.S. dollars based on an average annual exchange rate for 2021 of $1.3757 to 1-pound sterling.
Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Award ($)(4)	Option Award ($)(5)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(6)	Total ($)
Richard Barlow, Chief Executive Officer	2021	562,418	10,868,840	21,383,066	—	—	—	1,360,112	34,174,436
	2020	429,612	256,780	23,747	—	—	—	2,496	712,635
John T. Maxwell, Chief Financial Officer(1)	2021	337,615	450,000	5,431,185	2,442,244	—	—	103,342	8,764,386
	2022	—	—	—	—	—	—	—	—
Sarah J. Larner, Executive Vice President of Strategy and Innovation	2021	279,540	614,257	—	1,691,957	—	—	39,462	2,625,216
	2020	184,386	96,293	639	—	—	—	2,610	283,928
(1)	Mr. Maxwell joined Wejo as Chief Financial Officer in March 2021.
(2)
The amounts reported in this column represent the base salary earned by each NEO in the applicable fiscal year, including, accrued and unused vacation time, if any, and “on-call” pay (as defined below), if any, earned during each year. For 2021, Richard Barlow earned $46,530 in accrued, unused vacation days, and Sarah J. Larner earned $4,400 in on-call pay. “On-call” pay was additional compensation paid to various employees, including Ms. Larner, who were required to work/be available to work over the Christmas and New Year 2020 and Easter 2021 holiday periods, including bank holidays and weekends.

(3)
The amounts reported in this column reflect (i) annual cash bonuses earned by our NEOs in 2020 and 2021 as further described below under the caption entitled “Cash Compensation”; and (ii) Transaction Bonuses (as defined below) earned by our NEOs in connection with the closing of the Business Combination, as further described below under the caption entitled “Cash Compensation.”

(4)
For 2021, the amounts represent the aggregate grant date fair value of (i) restricted share units (“RSU”) awards granted to Messrs. Barlow and Maxwell in accordance with FASB ASC Topic 718, based on the closing share price on the date of grant, November 19, 2021, in the amounts of $21,383,066 and $5,345,766, respectively, and (ii) Wejo Limited Class A Ordinary Shares granted to Mr. Maxwell prior to the closing of the Business Combination in the amount of $85,419.

(5)
The amounts reported in this column represent the aggregate grant date fair value of stock option awards. The amounts were calculated in accordance with FASB ASC Topic 718 and are based on a number of key assumptions described in Note 18 (entitled “Share-Based Compensation”) to the consolidated financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K/A filed with the SEC on April 11, 2022. The amount of compensation, if any, actually realized by a NEO from the exercise and sale of vested options will depend on numerous factors, including the continued employment of the NEO through the vesting period of the award and the amount by which the share price on the day of exercise and sale exceeds the option exercise price. The vesting terms and conditions of the awards granted to our NEOs are described below under the table entitled “Outstanding Equity Awards at Fiscal Year-End.”

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(6)	Amounts shown in this column are detailed as follows:
Name	Life Insurance Premiums ($)	Health Insurance Premiums ($)	Pension Contributions Plan ($)	Subscription Reimbursement ($)	Gross Up ($)	Total ($)
Richard Barlow	789	—	1,817	719,478	638,028	1,360,112
John T. Maxwell	175	36,570	11,600	690	54,307	103,342
Sarah J. Larner	546	795	1,817	19,241	17,063	39,462
Elements of the Company's Executive Compensation Program
Cash Compensation
The NEOs receive a base salary to compensate them for services rendered to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For 2021, our NEOs’ annual base salaries paid are reflected in the “Summary Compensation Table” above. In addition to base salaries, in 2021 we made a payment to our NEOs for accrued, unused vacation days and on-call time as described in footnote 1 to the “Summary Compensation Table” above.
We maintained an annual discretionary cash bonus program for 2021 in which each of our NEOs participated. Amounts paid to our NEOs under this program are reflected in the “Bonus” column of the “Summary Compensation Table” above. Paid in 2021, our NEOs’ annual discretionary cash bonuses based on 2020 service were as follows: Mr. Barlow: $268,840; Mr. Maxwell: $0; and Ms. Larner: $114,257. In addition, in recognition of the tremendous efforts of certain officers and other employees of the Company that were key to completing the Business Combination, the Board awarded such employees, including, but not limited to, the NEOs, special transaction bonuses (the “Transaction Bonuses”) to be paid 60% at or around the closing of the Business Combination, with the remaining 40% to be paid in separate payments of 30% and 10% following completion of the Apollo Forward Purchase Agreement (as defined below) and subject to the discretion of the Board as to the timing of such awards. The full amount of each Transaction Bonus is included in the “Summary Compensation Table” above for each such NEO as follows: Mr. Barlow: $10,000,000; Mr. Maxwell: $150,000; and Ms. Larner: $500,000.
In addition, in connection with the closing of the Business Combination, we (i) reimbursed the subscription price amount due from all our employees, including our NEOs, directors, and others with respect to the Wejo Limited Class A Ordinary Shares each such individual owned, which shares were converted to Wejo Group Limited common stock at the closing (the “Subscription Reimbursement”); and (ii) provided tax gross up payments to certain individuals in connection with a Subscription Reimbursement such that after payment to each such individual of the amounts listed in (ii) and (iii) and after payment of any taxes payable on such payment, each individual was left with the amount of the Subscription Reimbursement (the “Gross Up Payment”). The amount of each Subscription Reimbursement and Gross Up Payment, respectively, is included in the “Summary Compensation Table” above under “Other” for each such NEO as follows: Mr. Barlow: $719,478 and $638,028; Mr. Maxwell: $690 and $0; and Ms. Larner: $19,241 and $17,063. Mr. Maxwell also received a separate gross up payment with respect to his tax obligations arising from the grant to him Wejo Limited Class A Ordinary Shares in the amount of $54,307. Additionally, pursuant to the terms of the Maxwell Agreement as described below, Mr. Maxwell received a cash award of $300,000, which represents the first semi-annual, one-half payment of his discretionary long-term cash incentive award of $600,000 in respect of calendar years 2021 and 2022. Finally, pursuant to the terms of the Barlow Agreement as described below, in 2021, Mr. Barlow received his annual discretionary target cash bonus equal to 100% of base salary for 2021 service in the amount of $600,000.
Equity Compensation
Equity Incentive Plan
We adopted, and our shareholders approved, our 2021 Equity Incentive Plan (“2021 Plan”), under which the Company may grant share options (both incentive and non-qualified), share appreciation rights, restricted share awards, RSUs, and share-based awards to any employee, officer, non-employee director or any natural person who is a consultant or other personal service provider of the Company or any of its subsidiaries or affiliates in order to attract, retain and motivate key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent. The 2021 Plan may be administered by the Compensation Committee of our Board, such other committee of the Board appointed by the Board to administer the 2021 Plan.
The purpose of the 2021 Plan is to align the interests of eligible participants with our shareholders by providing incentive compensation tied to the Company’s performance. The intent of the 2021 Plan is to advance the Company’s interests and increase shareholder value by attracting, retaining and motivating key personnel.
An initial aggregate of 14,092,530 common shares is available for issuance under the 2021 Plan, and the maximum number of common shares that may be issued pursuant to the exercise of incentive share options granted under the 2021 Plan is 14,092,530. The aggregate number of common shares that may be issued pursuant to awards under the 2021 Plan will be subject to an annual increase on January 1 of each calendar year (commencing with January 1, 2022 and ending on and including January 1, 2031) equal to the lesser of a number of shares (i) equal to 3% of the aggregate common shares outstanding as of December 31 of the immediately preceding calendar year, and (ii) as determined by the Board. If any award granted under the 2021 Plan is cancelled, repurchased, expired, forfeited, surrendered, exchanged for cash, settled in cash or otherwise terminated without consideration or delivery of the shares to the participant, including the payment of divided equivalents in cash in
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conjunction with any outstanding award, then such shares will be returned to the 2021 Plan and be available for future awards under the 2021 Plan. However, shares that are withheld from any share option or SAR award in payment of the exercise, base or purchase price or taxes, or shares that are repurchased on the open market by the Company using option proceeds will not be returned to the 2021 Plan nor be available for future awards under the 2021 Plan. The share reserve will be reduced by one share for each share subject to an award. If a share that was subject to an award is returned to the share reserve, the share reserve will be credited with one share. The payment of dividend equivalents in cash in conjunction with any outstanding award will not reduce the share reserve.
Closing Equity Awards to our Named Executive Officers
In connection with the closing of the Business Combination, the Board granted Richard Barlow, the Company’s Chief Executive Officer, a RSU award pursuant to a sub-plan of the 2021 Plan, which represents the right to receive 1,879,004 common shares upon vesting (the “Barlow RSUs”). One-half of the Barlow RSUs vest on the 18-month anniversary of November 18, 2021 (the “Closing Date”), and one-half of the Barlow RSUs vest on the 30-month anniversary of the Closing Date. In the event of Mr. Barlow’s termination of employment by the Company for any reason other than Cause or on a Change in Control (both as defined in the 2021 Plan), any then unvested Barlow RSUs shall vest in full.
In connection with the closing of the Business Combination, the Board granted John T. Maxwell, the Company’s Chief Financial Officer, a RSU award pursuant to the 2021 Plan, which represents the right to receive 469,751 common shares upon vesting (the “Maxwell RSUs”). The Maxwell RSUs will vest in equal annual installments over three years, with 1/3 of the Maxwell RSUs vesting on each of November 19, 2022, November 19, 2023 and November 19, 2024. In connection with the closing of the Business combination, the Board granted Mr. Maxwell an option to purchase 469,751 common shares (the “Maxwell Options”) pursuant to the 2021 Plan. The Maxwell Options will vest in equal annual installments over three years, with 1/3 of the Maxwell Options vesting on each of November 19, 2022, November 19, 2023 and November 19, 2024. In the event of Mr. Maxwell’s termination of employment by the Company without Cause or his resignation for Good Reason (as such terms are defined in the Employment Agreement between the Company and Mr. Maxwell, dated as of July 30, 2021), any unvested Maxwell Options and Maxwell RSUs will vest, and vested Maxwell Options will remain exercisable until the earlier of the second anniversary of such termination and the tenth anniversary of the grant date, subject to Mr. Maxwell’s execution of a general of release of claims within 60 days of termination of employment. If Mr. Maxwell’s employment terminates for any other reason, any unvested Maxwell Options and Maxwell RSUs will be forfeited immediately, automatically, and without consideration, and vested Maxwell Options will remain exercisable in accordance with the schedule set forth in the award agreement. In the event Mr. Maxwell’s service is terminated for Cause, all vested Maxwell Options and Maxwell RSUs will also be forfeited immediately, automatically, and without consideration.
In connection with the closing of the Business Combination, the Board granted Ms. Larner an option to purchase 328,125 common shares (the “Larner Options”) pursuant to the 2021 Plan. The Larner Options will vest in equal annual installments over three years, with 1/3 of the Larner Options vesting on each of November 19, 2022, November 19, 2023, and November 19, 2024. As with grants to most other employees under the 2021 Plan, if Ms. Larner’s service is terminated for any reason, any then unvested Larner Options will be forfeited immediately, automatically and without consideration.
In addition, contingent upon and effective as of the effectiveness of the Company’s Registration Statement on Form S-8 (the “S-8 Registration Date”), the Board intends to grant to certain of our executive officers, including Ms. Larner, RSU awards pursuant to the 2021 Plan, which will vest in equal annual installments on each of the first through third anniversaries of the S-8 Registration Date.
Employee Share Purchase Plan
We also have a 2021 Employee Share Purchase Plan (the “ESPP”), which the Company expects to be fully implemented in 2023, under which eligible employees and/or eligible service providers of either the Company or an affiliate may be given an opportunity to purchase common shares at a discount. The ESPP includes two components: a “423 Component”, which is intended to qualify as an employee stock purchase plan pursuant to Section 423 of the U.S. Tax code, and a “Non-423 Component.” In addition, the ESPP authorizes grants of (i) purchase rights under the Non-423 Component that do not meet the requirements of an employee stock purchase plan under Section 423 of the Code and (ii) purchase rights under sub-plans, including the Company’s Save As You Earn Share Option Plan 2021 (the “SAYE Plan”). Eligible employees will be able to participate in the 423 Component or Non-423 Component of the ESPP. Eligible service providers (who may or may not be eligible employees) will only be able to participate in the Non-423 Component of the ESPP.
Save As You Earn Share Option Plan
We also have a SAYE Plan, which the Company expects to be fully implemented in 2023, under which eligible employees of either the Company or a subsidiary will be given an opportunity to purchase common shares at a discount. The SAYE Plan will allow for employees in the United Kingdom to be given the opportunity to make regular savings towards the exercise price of an option which, on exercise, we believe will benefit from tax-advantaged treatment under the tax laws of the United Kingdom.
Retirement Plans
Wejo Limited provides participation in an occupational pension plan with the Crystal Trust for its senior executives, including our NEOs, and contributes an amount equal to three per cent of the executive’s qualifying earnings (capped at £50,270) each year to the scheme for the executive (paid in equal monthly installments), unless the executive chooses to opt out of the scheme.
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Employee Benefits and Perquisites
Our UK-based full-time employees, including our NEOs, are eligible to participate in our private medical insurance plan, life insurance plan and other standard employee benefit plans and programs offered. Our U.S.-based employees receive similar life and health insurance benefits, including medical, dental and vision health insurance coverage.
We provide limited perquisites to our NEOs to facilitate the performance of their managerial roles, which include Company-paid life insurance premiums. We believe this is appropriate to provide a competitive compensation package to our NEOs.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of common shares underlying outstanding equity incentive plan awards for each NEO as of December 31, 2021.
	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market value of shares or units that have not Vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Richard Barlow	11/19/21	—	—	—	—	—	1,879,004(2)	12,852,387	—	—
John T. Maxwell	11/19/21	—	469,751(3)	—	11.38	11/19/31	—	—	—	—
	11/19/21	—	—	—	—	—	469,751(4)	3,213,097	—	—
Sarah J. Larner	11/19/21	—	328,125(5)	—	11.38	11/19/31	—	—	—	—
(1)	Represents the fair market value per common share of $6.84 on December 31, 2021, multiplied by the number of shares that had not vested as of that date for each grant listed in this column.
(2)	See the discussion above under the caption entitled “Closing Equity Awards to our Named Executive Officers” for the vesting and other terms of the Barlow RSUs.
(3)	See the discussion above under the caption entitled “Closing Equity Awards to our Named Executive Officers” for the vesting and other terms of the Maxwell Options.
(4)	See the discussion above under the caption entitled “Closing Equity Awards to our Named Executive Officers” for the vesting and other terms of the Maxwell RSUs.
(5)
Represents options which vest in one-third increments on each of the first three anniversaries of the grant date, 50% of which will vest on each of May 19, 2023 and May 19, 2024, subject to the terms of the applicable award agreement.

Employment Arrangements
Richard Barlow
On July 30, 2021, in connection with the Business Combination, Mr. Barlow entered into an employment agreement with Wejo Limited, effective as of and upon the Closing (the “Barlow Agreement”), which will replace and supersede his current agreement with Wejo Limited. The Barlow Agreement provides for the following compensation: a base salary of $600,000 per year, an annual discretionary target bonus equal to 100% of base salary and an additional discretionary annual bonus of up to a further 100% of base salary, a tax equalization payment and certain other benefits and perquisites, which are discussed in detail in the Barlow Agreement. The Barlow Agreement is for an indefinite term of employment terminable at any time without cause upon 12 months’ notice (or immediately upon payment in lieu of the notice period or remainder thereof). The payment in lieu of notice comprises the following: base salary; the cost to the Company of providing life insurance, employer pension contributions and (if it is not possible or practicable to continue such cover for the notice period) private medical insurance; salary in respect of holiday entitlement; and annual bonus at 100% of base salary, in each case for the notice period or remainder thereof.
As a result of the Barlow Agreement and in connection with the Business Combination, Mr. Barlow was awarded certain awards. The Barlow Agreement also provides that in 2022, Mr. Barlow will be granted an equity long-term incentive award to the value of $2,500,000 in a mixture of RSUs and options. The Barlow Agreement further provides that all options and other equity awards granted to Mr. Barlow during the term of his
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employment shall be granted on terms such that those options or other awards which are unvested at the date of the termination of Mr. Barlow’s employment shall vest in full at the date of such termination and (in the case of options) be exercisable, notwithstanding termination has occurred, from the date of termination until immediately prior to the second anniversary of the date of termination.
The Barlow Agreement provides for a covenant not to compete, generally prohibiting Mr. Barlow from providing services to a competitor, soliciting employees, and soliciting or dealing in competition with actual or prospective customers for 12 months from termination of employment and confidentiality obligations which continue after his termination of employment.
John T. Maxwell
Mr. John T. Maxwell became our Chief Financial Officer on March 16, 2021. On July 30, 2021 and in connection with the Business Combination, Mr. Maxwell entered into an employment agreement with the Company and Wejo, Inc., effective as of and upon the closing of the Business Combination (the “Maxwell Agreement”). The Maxwell Agreement provides for Mr. Maxwell to serve as Chief Financial Officer and provides for the following compensation: a base salary of $420,000 per year, an annual target bonus equal to 50% of base salary and a maximum bonus of 100% of base salary, a one-time transaction bonus of $150,000 upon the closing of the Business Combination, a discretionary long-term cash incentive award established semi-annually, with the first award being $600,000 in respect of calendar years 2021 and 2022, a tax equalization payment and certain other benefits and perquisites, which are discussed in detail in the Maxwell Agreement. The Maxwell Agreement provides that Mr. Maxwell will be granted long-term incentive equity awards from the Company in the form of share options and RSUs equal to 1% of the fully diluted capitalization of the Company as of the closing of the Business Combination, subject to the vesting terms and conditions as determined by the Company’s Board.
Mr. Maxwell will be eligible to receive additional long-term incentive cash awards and equity awards on terms and conditions determined by the CEO and the Company’s Board, as applicable. In the event of a termination of employment by Wejo, Inc. without Cause or by Mr. Maxwell for Good Reason (as those terms are defined in the Maxwell Agreement), Mr. Maxwell will receive (i) continuation of annual base salary, payable over 12 months in accordance with regular payroll practices, (ii) a monthly payment of the employer portion of health plan premiums for 12 months or an earlier termination of COBRA benefits, (iii) accelerated vesting of any then-unvested equity awards, and (iv) extended exercisability of vested share options until the second anniversary of the termination date (but in no event beyond the original expiration date). Any such severance payments will be subject to Mr. Maxwell’s execution and non-revocation of a general release of claims and continued compliance with restrictive covenant provisions. In addition, the Maxwell Agreement includes a “gross up” provision, which provides that if any severance payment or other benefit payable to Mr. Maxwell constitutes a “parachute payment” within the meaning of Section 280G of the Code, then Mr. Maxwell will receive a payment equal to the sum of the excise tax payable, plus the amount necessary to put Mr. Maxwell in the same after-tax position (taking into account any applicable taxes, including taxes payable upon such payment) that he would have been in if he had not incurred such excise tax.
The Maxwell Agreement incorporates by reference an agreement that provides for a covenant not to compete, generally prohibiting Mr. Maxwell from providing services to a competitor or soliciting employees or business contacts for nine months, and confidentiality obligations which continue indefinitely after his termination of employment.
Sarah J. Larner
On the commencement of her employment with Wejo on March 2, 2015, Sarah J. Larner entered into an employment agreement with the Company, which the parties amended in 2021 (the “Larner Agreement”). The Larner Agreement provides for Ms. Larner to serve as EVP Strategy and Innovation at a base salary of £250,00 per year and an annual target bonus equal to 75% of base salary. The Larner Agreement also provides for, among other things, (i) payment of reasonable expenses, (ii) 30 working days’ paid holiday entitlement, (iii) a six-months notice period for termination, and (iv) certain post-termination restrictive covenants, including non-solicitation and non-competition provisions. We anticipate entering into a new employment agreement with Ms. Larner.
Director Compensation
The following table sets forth information concerning the compensation of our directors for 2021. Amounts paid in pounds sterling have been converted to U.S. dollars based on an average annual exchange rate for 2021 of $1.3757 to 1-pound sterling. Messrs. Barlow and Maxwell did not receive any additional compensation for service as non-employee directors in 2021. None of our non-employee directors received compensation during 2021 after the closing of the Business Combination.
Name	Fees earned or paid in cash ($)	Stock awards ($)	All other compensation ($)	Total ($)
Timothy Lee	529,532(1)	10,691,533(3)	248,652(5)	11,469,717
Lawrence D. Burns	—	—	—	—
Sam Hendel	—	—	—	—
Alan B. Masarek	—	—	—	—
Diarmid Ogilvy	11,006(2)	10,691,533(4)	5,519,534(6)	16,222,073
Ann M. Schwister	—	—	—	—
(1)
This amount represents (i) director fees paid to Mr. Lee in the aggregate amount of $29,532, and (ii) a Board service award in the amount of $500,000 our Board approved for payment to Mr. Lee on the consummation of the Business Combination.

(2)	This amount represents aggregate director fees paid to Mr. Ogilvy.
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(3)
In connection with the closing of the Business Combination for services as a director throughout the Business Combination, the Board granted Timothy Lee a fully vested RSU award, pursuant to the 2021 Plan, which represents the right to receive 939,502 Company Common Shares on future payment dates (the “Lee RSUs”). Fifty percent of the Lee RSUs will be paid on each of the first and second anniversaries of the grant date, and such payment will be made 60% in the form of common stock and 40% in cash, or such other mix of common stock and cash as the plan administrator determines.

(4)
In connection with the closing of the Business Combination for services as a director throughout the Business Combination, the Board granted Diarmid Ogilvy a RSU award, pursuant to the 2021 Plan, which represents the right to receive 939,502 Company Common Shares upon vesting (the “Ogilvy RSUs”). One-half of the Ogilvy RSUs vest on the 18-month anniversary of the closing of the Business Combination, and one-half of the Ogilvy RSUs vest on the 30-month anniversary of such closing date (the “Vesting Schedule”).

(5)	This amount represents a Subscription Reimbursement made to Mr. Lee.
(6)
This amount represents (i) a Gross Up Payment paid to Mr. Ogilvy in the amount of $244,181, (ii) Subscription Reimbursement made to Mr. Ogilvy in the amount of $275,353, and (iii) a Transaction Bonus awarded to Mr. Ogilvy in the amount of $5,000,000. The Transaction Bonus was paid 60% at or around the closing of the Business Combination. The remaining 40% will be paid in separate payments of 30% and 10% following completion of the Apollo Forward Purchase Agreement and subject to the discretion of the Board as to the timing of such awards.

Contingent upon and effective as of the S-8 Registration Date, our Board also granted each of our non-employee directors a RSU award pursuant to the 2021 Plan, which represents the right to receive 35,000 shares of common stock, which will vest one year following the S-8 Registration Date.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to holdings of our common shares by (i) shareholders who beneficially owned more than 5% of the outstanding common shares and (ii) each of our directors (which includes all nominees), each of our NEOs and all directors and executive officers as a group as of April 19, 2022, unless otherwise indicated.
The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Unless otherwise indicated, the address of all listed shareholders is c/o Wejo Group Limited, Canon’s Court, 22 Victoria Street, Hamilton, H12, D0, HM12. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise.
We have based our calculation of the percentage of beneficial ownership on 94,666,196 common shares outstanding as of April 19, 2022.
	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Shareholders
General Motors Holdings LLC (1)	18,781,681	20.0%
Apollo Entities (2)	7,248,368	7.7%
Virtuoso Sponsor LLC (3)	5,750,000	6.1%
Richard Barlow (4)	10,323,349	10.8%
Named Executive Officers and Directors
Diarmid Ogilvy (5)	4,000,599	4.2%
Timothy Lee (6)	3,817,667	4.0%
John T. Maxwell	8,541	*
Mina Bhama	255,389	*
Den Power	127,851	*
Sarah J. Larner	260,998	*
Sam Hendel	20,000	*
Ann M. Schwister	—	*
Alan B. Masarek	100,000	*
Lawrence D. Burns	—	*
Benoit Joly	17,083	*
All executive officers and directors as a group (12 individuals)	18,931,477	19.8%
*	Beneficial ownership of less than 1%.
(1)
Reflects beneficial ownership by General Motors Holdings LLC as of December 31, 2021 as reported on Schedule 13G filed with the SEC on February 14, 2022, reporting shared voting and shared dispositive power over 18,781,681 shares with General Motors Company. The business address of this entity is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808.

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(2)
Reflects beneficial ownership of, shared voting, and shared dispositive power for the following entities (collectively, the “Apollo Entities”) as reported on Schedule 13G filed with the SEC on March 29, 2022: (i) Apollo Atlas Master Fund, LLC (“Atlas”) - 299,879; (ii) Apollo Atlas Management, LLC (“Atlas Management”) - 299,879; (iii) Apollo PPF Credit Strategies, LLC (“PPF Credit Strategies”) - 799,892; (iv) Apollo Credit Strategies Master Fund Ltd. (“Credit Strategies”) - 3,000,000; (v) Apollo ST Fund Management LLC (“ST Management”) - 3,000,000; (vi) Apollo ST Operating LP (“ST Operating”) - 3,000,000; (vii) Apollo ST Capital LLC (“ST Capital”) - 3,000,000; (viii) ST Management Holdings, LLC (“ST Management Holdings”) - 3,000,000; (ix) Apollo A-N Credit Fund (Delaware), L.P. (“A-N Credit”) - 400,229; (x) Apollo A-N Credit Management, LLC (“A-N Credit Management”) - 400,229; (xi) Apollo SPAC Fund I, L.P. (“SPAC Fund I”) - 2,748,368; (xii) Apollo SPAC Management I, L.P. (“SPAC Management I”) - 2,748,368; (xiii) Apollo SPAC Management I GP, LLC (“SPAC Management I GP”) - 2,748,368; (xiv) Apollo Capital Management, L.P. (“Capital Management”) - 7,248,368; (xv) Apollo Capital Management GP, LLC (“Capital Management GP”) - 7,248,368; (xvi) Apollo Management Holdings, L.P. (“Management Holdings”) - 7,248,368; and (xvii) Apollo Management Holdings GP, LLC (“Management Holdings GP”) - 7,248,368, each as of December 31, 2021. None of the Apollo Entities have sole power to vote or direct the vote or sole power to dispose or to direct the disposition of any of its holdings reported. The business address of each of Atlas, PPF Credit Strategies, A-N Credit, and SPAC Fund I is One Manhattanville Road, Suite 201, Purchase, New York 10577. The business address of Credit Strategies is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, KY-9008, Cayman Islands. The business address of each of Atlas Management, ST Management, ST Operating, ST Capital, ST Management Holdings, A-N Credit Management, SPAC Management I, SPAC Management I GP, Capital Management, Capital Management GP, Management Holdings, and Management Holdings GP is 9 W. 57th Street, 43rd Floor, New York, New York 10019.

(3)
Reflects beneficial ownership by Virtuoso Sponsor LLC as of November 22, 2021, as reported on Schedule 13G filed with the SEC on November 29, 2021 reporting sole voting and dispositive power over 165,000 shares and shared voting and dispositive power over 5,750,000 shares. The business address of Virtuoso Sponsor LLC is c/o 180 Post Road East, Suite 201, Westport, CT 06880. Mr. Jeffrey Warshaw, by virtue of being the sole managing member of Virtuoso Sponsor LLC may be deemed to beneficially own the 5,750,000 common shares held by the Sponsor. Mr. Warshaw disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. Additionally, Mr. Warshaw beneficially owns 165,000 common shares acquired in the PIPE investment.

(4)
Reflects beneficial ownership by Mr. Barlow as of December 31, 2021, as reported on Schedule 13G filed with the SEC on February 3, 2022, reporting sole voting and dispositive power over 10,323,349 shares. Includes 1,879,004 RSUs, which fully vest in the event of termination of service for any reason other than for cause as defined in the award agreement.

(5)	Includes 80,210 common shares held by Fleury Capital Ltd. Also includes 939,502 RSUs that are not exercisable within 60 days but that will vest under any termination scenario.
(6)
Includes 107,634 common shares held by Calibogue Capital Fund One LLC, as to which Mr. Lee has shared voting and investment power. Mr. Lee disclaims such beneficial ownership. Includes 939,502 RSUs, which settle upon separation as a director as defined under Section 409A of the Internal Revenue Code.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information about our common stock that may be issued upon the exercise of options and RSUs under all of our existing equity compensation plans as of December 31, 2021.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2021 Equity Incentive Plan	6,355,736(2)	$11.04(3)	7,736,794(4)
2021 Employee Share Purchase Plan	N/A	N/A	1,879,004
Equity compensation plans not approved by security holders(1)	N/A	N/A	N/A
Total	6,355,736		9,615,798
(1)	As of December 31, 2021, there were no equity compensation plans not approved by shareholders under which equity securities of the Company were authorized for issuance.
(2)	Represents shares subject to outstanding awards granted, of which (i) 4,227,759 common shares are subject to outstanding RSUs and (ii) 2,127,977 common shares are subject to outstanding options.
(3)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of restricted shares or RSUs, which have no exercise price.

(4)
The 2021 Equity Incentive Plan contains an “evergreen” provision pursuant to which the number of common shares reserved for issuance under the plan increases on the first day of each year beginning in 2022 equal to the sum of (i) 14,092,530 common shares and (ii) an annual increase on the first day of each calendar year beginning on January 1, 2022 equal to 3% of the total number of common shares actually issued and outstanding on the last day of the preceding fiscal year.

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Certain Relationships and Related Person Transactions
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions
A “Related Person Transaction” is a transaction, arrangement or relationship in which the post- combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•	any person who is, or at any time during the applicable period was, one of our executive officers or directors;
•	any person who is the beneficial owner of more than 5% of the Company’s voting stock;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review, approve or ratify related party transactions.
The following are certain transactions, arrangements and relationships with our directors, executive officers and shareholders owning 5% or more of our outstanding common shares, or any member of the immediate family of any of the foregoing persons, since January 1, 2021, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”
Registration Rights Agreement
On the Closing Date we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Virtuoso Sponsor LLC and certain prior equity holders of Virtuoso (including Sam Hendel and Alan B. Masarek) and Wejo Limited (the “RRA Holders”), pursuant to which the Company is obligated to, subject to the terms thereof and in the manner contemplated thereby, register for resale under the Securities Act, (i) all or any portion of the common shares and warrants that entitle the holder thereof to purchase for $11.50 per share one common share (the “Company Warrants”) then held by the RRA Holders, and (ii) all or any portion of the common shares and Company Warrants that the RRA Holders may thereafter acquire (including, upon the conversion, exchange or redemption of any other security therefor) (the “Registrable Securities”).
Under the Registration Rights Agreement, the RRA Holders have “piggyback” registration rights that allow them to include their Registrable Securities in certain registrations initiated by the Company. Subject to customary exceptions, RRA Holders have the right to request up to three (3) underwritten offerings of Registrable Securities. If the sale of Registrable Securities under a registration statement requires disclosure of certain material information that would not otherwise be disclosed, the Company may postpone the effectiveness of the applicable registration statement or require the suspension of the sale thereunder. The Company may not delay or suspend a registration statement on more than one occasion for more than ninety (90) total calendar days during any twelve (12) month period.
Lock-up Agreements
Under the terms of the Registration Rights Agreement, certain parties agreed with the Company, subject to certain exceptions, not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of shares of the Company Common Shares they receive in connection with the Business Combination or otherwise beneficially own as of the Closing Date for the following time periods:
•
In the case of the New Holders (as defined in the Registration Rights Agreement) until the earlier of (A) May 18, 2022, (B) the first date the closing price of the Company Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof, or (C) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Common Shares for cash, securities or other property; and

•
in the case of the Founder Shares (as defined in the Registration Rights Agreement) until the earlier of (A) November 18, 2022, (B) the first date the closing price of the Company Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof or (C) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Common Shares for cash, securities, or other property.

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Warrant Assumption Agreement
On the Closing Date, we entered into a Warrant Assumption Agreement (the “Warrant Assumption Agreement”) with Virtuoso Acquisition Corp. (“Virtuoso”) and Continental Stock Transfer & Trust Company (“Continental”). Pursuant to the Warrant Assumption Agreement, the Company assumed all of Virtuoso’s rights and obligations under that certain Warrant Agreement, dated as of January 21, 2021, by and among Virtuoso and Continental (the “Warrant Agreement”).
Under the Warrant Assumption Agreement, each Virtuoso public warrant entitling the holder thereof to purchase shares of Virtuoso Common Stock (each a “Public Warrant”) was converted into a warrant to acquire a number of common shares equal to the number of shares of Virtuoso’s Common Stock underlying such Public Warrant, subject to the same terms and conditions as were applicable to the Public Warrant.
Convertible Loan Agreement
Wejo Limited entered into to a convertible loan agreement on July 21, 2020 (as amended from time to time), with UK FF Nominees Limited (the “Future Fund”), certain persons whose names are set out therein in their capacity as Other Lenders, and certain persons who have adhered to that agreement in their capacity as Additional Lenders (the “Convertible Loan Agreement”). Under the Convertible Loan Agreement, each of the Future Fund, the Other Lenders and the Additional Lenders, some of whom are also Wejo Limited shareholders, (together the “Convertible Lenders”) made loans to Wejo Limited which are convertible into Wejo Limited shares, either: (i) at completion of certain fundraises by Wejo Limited; (ii) on an exit; or (iii) on July 21, 2023 (the “Maturity Date”). In addition, the principal amount of the loans made by the Convertible Lenders may be redeemed together with a 1x redemption premium (rather than convert into Wejo Limited shares) at the election of the Future Fund (in respect of its loan) or the other Convertible Lenders (in respect of their loans) if the holders of a majority in value of their debt vote in favor of redemption on the Maturity Date, on an exit, or otherwise on the occurrence of an event of default (in the case of an event of default, together with accrued interest as well as the redemption premium). The Business combination constituted an exit event under the Convertible Loan Agreement and the Convertible Lenders agreed that they would not elect for redemption of their convertible loans, instead allowing their loans to convert into Wejo Limited shares.
Pursuant to the terms of the Convertible Loan Agreement, GM subscribed for loan notes in the sum of £3,500,000 in April 2021. The agreement allows for an issuance in an aggregate principal amount of up to £34,905,299. The maximum additional aggregate principal amount available to be borrowed under the Convertible Loan Agreement is £45,226. In connection with the consummation of the Business Combination, the amounts outstanding under the Convertible Loan Agreement converted to equity in Wejo Limited on November 18, 2021. GM received 322,542 shares on conversion of its loan.
In total, persons who are related parties to us (directors and/or existing shareholders) received an aggregate of 345,460 Wejo shares on conversion of their convertible loans, which includes the 322,542 Wejo shares to be issued to GM. The remaining convertible loan investors received an aggregate of 2,919,281 Wejo shares on conversion of their convertible loans.
The material obligations under the Convertible Loan Agreement are now satisfied.
Other Related Party Transactions
General Motors Holdings LLC (“GM”)
The Company is party with GM to each of a (i) Data Sharing Agreement, dated December 21, 2018, (ii) Advanced Subscription Agreement, dated December 13, 2019, and (iii) Convertible Loan Agreement, dated July 21, 2020. GM currently holds more than 5.0% of the Company’s equity.
Pursuant to the terms of the Data Sharing Agreement, the Company and GM share fees with respect to data licenses that support the opportunities for licensing of connected vehicle data. During the years ended December 31, 2021 and 2020, the Company recorded $3.5 million and $2.4 million, respectively, as a reduction to revenue, net on the Consolidated Statements of Operations and Comprehensive Loss for revenue sharing amounts owed to GM.
Pursuant to the terms of the GM Credit Facility, GM loaned $10.0 million to the Company in 2020, at an interest rate of 12.0%. The initial term of the GM Credit Facility was three months. In July 2020, the Company had a debt restructuring that modified the facility to extend the term until December 31, 2021. In April 2021, the Company repaid its outstanding debt balance and fees of $10.8 million owed to GM. As of December 31, 2020, the loan principal was recorded to debt to related parties on the Consolidated Balance Sheets and accrued interest of $1.0 million was recorded to accrued expenses and other current liabilities. Interest expense of $0.4 million and $1.0 million was recorded on the Consolidated Statements of Operations and Comprehensive Loss during the years ended December 31, 2021 and 2020, respectively.
In April 2021, as part of the Convertible Loan Agreement, the Company issued additional Convertible Loans to GM in the sum of £3.5 million ($4.8 million) through the settlement of accounts payable of $2.9 million and recognition of prepayment of $1.9 million. The Convertible Loans issued in April 2021 have the same terms as the loans issued during the year ended December 31, 2020.
As of December 31, 2021, the Company had $1.5 million recorded to accounts payable on the Consolidated Balance Sheets for amounts owed to GM.
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Richard Barlow
Richard Barlow, our Chief Executive Officer (“CEO”), currently holds more than 5.0% of the Company’s equity. Our CEO also serves as a director of another company that entered into a service agreement with the Company, dated March 20, 2020, under which such company agreed to provide certain proof of concept analysis and autonomous vehicle simulation services to the Company. The Company recognized $0.6 million for the year ended December 31, 2021 for professional services rendered by that provider on behalf of the Company.
Diarmid Ogilvy
The Company and Fleury Capital Ltd. (“Fleury”), a company which Mr. Ogilvy controls, entered into a Consultancy Agreement, dated May 12, 2016, under which Mr. Ogilvy provided certain consulting and related services to the Company. Pursuant to the terms of the Consultancy Agreement, the Company recognized $0.8 million of expenses for the year ended December 31, 2021 for professional and capital raising services rendered on behalf of the Company. Upon completion of the Business Combination, this agreement was effectively terminated.
Managing Member of Virtuoso Sponsor LLC
The Company retained Jeffrey Warshaw under that certain Introducer Agreement, dated as of February 1, 2022 (the “Introducer Agreement”), to introduce the Company to CFPI and its affiliates and to help arrange a committed equity facility for the Company. Mr. Warshaw is the managing member of Virtuoso Sponsor LLC, a holder of approximately 6.1% of the Company’s common stock. In exchange for Mr. Warshaw’s services under the Introducer Agreement, upon the Company’s entry into the CFPI Stock Purchase Agreement, the Company paid Mr. Warshaw a fee equal to 1.85% of the face amount of the committed equity facility secured by the Company under the CFPI Stock Purchase Agreement.
Apollo
On November 10, 2021, Apollo and the Company entered into the “Forward Purchase Agreement” described in Note 7 to the consolidated financial statements included in our 2021 Annual Report. Under that agreement, Apollo entered into an equity prepaid forward transaction in which it agreed to acquire up to 7.5 million shares of Virtuoso Class A common stock, which, following the closing of the Business Combination, were exchanged to and represented more than 5% of the Company’s outstanding common stock. As of December 31, 2021, Apollo holds approximately 7.2 million shares of the Company’s common stock.
Limitation on Liability and Indemnification of Officers and Directors
We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Bermuda law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
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Proposal 2: Appointment of Auditor and Independent Registered Public Accounting Firm
Our Audit Committee has recommended Ernst & Young LLP (“E&Y”) to be appointed as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2022. Based on such recommendation, our Board asks that shareholders approve the appointment of E&Y as our auditor and independent registered public accounting firm to serve until the close of our next annual general meeting (including to perform our audit for the fiscal year ending December 31, 2022) and to further authorize the Audit Committee to determine the fees and remuneration payable in connection with such appointment.
E&Y also served as our auditor and independent registered public accounting firm for the fiscal year ended December 31, 2021. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of E&Y is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from shareholders.
In the event that E&Y is not approved by the shareholders, the Audit Committee and Board will (i) reconsider E&Y’s selection and make a new recommendation in this regard; and (ii) consider this fact when it appoints the auditor and independent registered public accounting firm for the fiscal year ending December 31, 2023. Even if the appointment of E&Y is approved, the Audit Committee retains the discretion to recommend a different auditor and independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of E&Y, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the appointment of E&Y as our auditor and independent registered public accounting firm to serve until the close of our next annual general meeting and the authorization of the Board, acting by its Audit Committee, to determine the auditor’s fees and remuneration.

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Report of The Audit Committee of The Board of Directors
The Audit Committee has reviewed the audited consolidated financial statements of Wejo Group Limited (the “Company”) for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s auditor and independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s auditor and independent registered public accounting firm various communications that such auditor and independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Company’s auditor and independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the auditor and independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the auditor and independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the auditor and independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the auditor and independent registered public accounting firm, and its review of the representations and information provided by management and the auditor and independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Ann M. Schwister
Sam Hendel
Alan B. Masarek
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Auditor and Independent Registered Public Accounting Firm Fees and Other Matters
The following table summarizes the fees of E&Y, our auditor and independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services, and billed to us in each of the last two fiscal years for other services:
Fee Category	2021	2020
Audit Fees	$2,154,634	$2,269,071
Audit-Related Fees
Tax Fees
All Other Fees
Total Fees	$2,154,634	$2,269,071
Audit Fees
Audit fees for the years ended December 31, 2021 and 2020 relate to professional services provided by E&Y for the audit of the Company's annual financial statements and interim reviews for such years. Audit fees also include fees associated with the statutory audits of subsidiary financial statements and fees related to SEC registration statements, including consents and review of draft responses to SEC comment letters. There were no other fees paid to E&Y.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services provided by E&Y (the “Independent Auditors”). These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the Independent Auditors. For each proposed service, the Independent Auditors provide the Audit Committee with a description of the service and sufficient information to confirm the Independent Auditors’ determination that the provision of such service will not impair the Independent Auditors’ independence. Any requests for audit, audit-related, tax and other services must initially be submitted to the Company’s CFO. Any requests preliminarily approved by the CFO are then submitted to the Audit Committee for approval in the case of services requiring specific pre-approval or reported to the Audit Committee periodically in the case of services generally pre-approved.
2022 Proxy Statement | 37

Shareholders’ Proposals
Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at Wejo Group Limited, ABC Building, 21-23 Quay St, Manchester M3 4AE in writing not later than December 31, 2022.
Shareholders intending to present a proposal at the 2023 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in Bye-Laws. In order to nominate a person for election as a director, our Bye-Laws require, among other things, that our Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not earlier than the 150th day and not later than the 120th day prior to the anniversary of the preceding year’s proxy statement in respect of that year’s annual general meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Shareholders no earlier than January 16, 2023 and no later than February 15, 2023. The notice must contain the information required by the Bye-Laws, a copy of which is available upon request to our Company Secretary. In the event that the date of the 2023 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after June 15, 2023, then our Company Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual General Meeting of Shareholders and not later than the 90th day prior to the 2022 Annual Meeting of Shareholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. In respect of proposals other than those nominating a person for election as a director, shareholders must comply with the requirements set forth in Bye-Law 77.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules (once they become effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Act of 1934, as amended, no later than April 16, 2023.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Other Matters
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting of Shareholders is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, and e-mail by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
38 | 2022 Proxy Statement

Wejo Group Limited's Annual Report on Form 10-K
A copy of Wejo Group Limited’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any shareholder of record on April 19, 2022 without charge upon written request addressed to:
Wejo Group Limited
ABC Building
21-23 Quay St
Manchester M3 4AE
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com and on our investor relations website at wejo.com/investors.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Mina Bhama
General Counsel and Company Secretary
Manchester UK
April 28, 2022
2022 Proxy Statement | 39

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WEJO2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D85905-P71474 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WEJO GROUP LTD.

The Board of Directors recommends you vote FOR each director nominee.

	For All	Withhold All	For All Except
1. Election of Class I Directors to serve until the 2025 Annual Meeting of Shareholders, and until their respective successors shall have been duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Lawrence D. Burns
02) Timothy Lee
03) Ann M. Schwister

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D85906-P71474

WEJO GROUP LTD.
Annual Meeting of Shareholders
June 15, 2022 10:00 AM ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Richard Barlow, John T. Maxwell and Mina Bhama, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of WEJO GROUP LTD. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, ET on June 15, 2022, at www.virtualshareholdermeeting.com/WEJO2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side